Washington Bancorp
Computation of Earnings per Common
Share

Exhibit 11
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                                                   For the three months ended March 31,    For the nine months ended March 31,
                                                   ------------------------------------   -------------------------------------
                                                    2002      2001      2002     2001      2002      2001       2002     2001
                                                    Basic     Basic    Diluted  Diluted    Basic     Basic    Diluted   Diluted
                                                     EPS       EPS       EPS      EPS       EPS       EPS       EPS       EPS
                                                   ----------------------------------------------------------------------------
Computation of weighted average
  number of common shares
  outstanding:

Common shares outstanding
  at the beginning of the period ..............    651,133   651,133    651,133   651,133   651,133   651,133   651,133     651,133
Unreleased common shares held by the
  Employee Stock Ownership
  Plan (ESOP) at the beginning
  of the period ...............................    (24,880)  (30,848)   (24,880)  (30,848)  (26,195)  (33,283)  (26,195)    (33,283)
Weighted average common shares
  released by the ESOP during
  the period ..................................        710       657        710       657     2,024      1,875     2,024      1,875
Weighted average common shares
  outstanding - Stock Option Plan .............        - -       - -     13,067     8,173       - -        - -    12,238      7,013
Weighted average common shares
  into treasury ...............................    (143,895) (136,162) (143,895) (136,162) (138,659)  (121,903) (138,959)  (121,903)
                                                  ---------------------------------------------------------------------------------
Total average shares outstanding ..............     483,068   484,780   496,135   492,953   488,303    497,822   500,541    504,835
                                                  =================================================================================

Net income ....................................   $ 205,414  $281,808  $205,414  $281,808  $833,085   $785,215  $833,085   $785,215
                                                  =================================================================================

Net income per share ..........................   $    0.43  $   0.58  $   0.41  $   0.57  $   1.71   $   1.58  $   1.66   $   1.56
                                                  =================================================================================

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